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                                                                    Exhibit 3.51
                            ARTICLES OF INCORPORATION

                                       OF

                  MEDICAL TREATMENT CENTER OF ORANGE PARK, INC.

                                ARTICLE ONE NAME

  The name of the corporation is Medical Treatment Center of Orange Park, Inc.

                                   ARTICLE TWO

                               NATURE OF BUSINESS

         The general nature of the business to be transacted by this corporation is:

         A. To manage and operate a free-standing medical facility.

         B. To conduct business in, have one or more offices in and buy, hold, mortgage, sell, convey, lease or otherwise dispose of real and personal property, including franchises, patents, copyrights, trademarks and licenses in the State of Florida and in all other states and countries.

         C. To contract debts and borrow money, issue and sell or pledge bonds, debentures, notes and other evidences of indebtedness, and execute such mortgages, transfers or corporate property, or other instruments to secure the payment of corporate indebtedness as required.

         D. To purchase the corporate assets of any other corporation and engage in the same or other character of business.

         E. To guarantee, endorse, purchase, hold, sell, transfer, mortgage, pledge or otherwise acquire or dispose of the shares of the capital stock of, or any bonds, securities, or other evidences of indebtedness created by any other corporation of the State of Florida or any other state or government, and while owner of such stock to exercise all the rights, powers, and privileges of ownership, including the right to vote such stock.

         F. To do everything necessary and proper for the accomplishment of any of the purposes or the attaining of any of the objects or the furtherance of any of the purposes enumerated in these Articles of Incorporation or any amendment thereof, necessary or incidental to the protection and benefit of the corporation, and in general, either alone or in association with other corporations, firms or individuals, to carry on any lawful pursuit necessary or incidental to the accomplishment of the purposes or the attainment of the objects or the furtherance of such purposes or objects of the corporation.

         G. To engage in any activity or business permitted under the laws of the United States and of the State of Florida.
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         The foregoing paragraphs shall be construed as enumerating both objects and purposes of the corporation; and it is hereby expressly provided that the foregoing enumeration of specific purposes shall not be held to limit or restrict in any manner the purposes of the corporation otherwise permitted by law.

                                  ARTICLE THREE

                                  CAPITAL STOCK

         The corporation is authorized to issue 7,500 shares of $1.00 par value common stock.

                                  ARTICLE FOUR

                                PREEMPTIVE RIGHTS

         Every shareholder, upon the sale for cash of any new stock of the corporation of the same kind, class or series as that which he already holds, shall have the right to purchase his prorata share thereof (as nearly as may be done without issuance of fractional shares) at the price at which it is offered to others.

                                  ARTICLE FIVE

                                TERM OF EXISTENCE

         The corporation shall have perpetual existence, commencing on the date of filing of the Articles of Incorporation with the Department of State.

                                   ARTICLE SIX

                       INITIAL REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of this corporation is Suite 469, 3900 N.W. 79th Avenue, Miami, Florida 33166. The name of the initial registered agent of this corporation at this address is Neil J. Principe, M.D.

                                  ARTICLE SEVEN

                           INITIAL BOARD OF DIRECTORS

         The business of the corporation shall be managed by its board of directors. The corporation shall initially have one director. The number of directors may be either increased or diminished from time to time by the bylaws but shall never be less than one. The name and address of the initial director of this corporation is Neil J. Principe, M.D., Suite 469, 3900 N.W. 79th Avenue, Miami, Florida 33166.

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                                  ARTICLE EIGHT

                                   SUBSCRIBER

         The name and address of the person signing these Articles of Incorporation as subscriber is Neil J. Principe, M.D., Suite 469, 3900 N.W. 79th Avenue, Miami, Florida 33166.

                                  ARTICLE NINE

                              VOTING FOR DIRECTORS

         The board of directors shall be elected by the stockholders of the corporation at such times and in such manner as provided by the bylaws of the corporation.

                                   ARTICLE TEN

                              REMOVAL OF DIRECTORS

         Any director of the corporation may be removed at any annual or special meeting of the stockholders by the same vote as that required to elect a director.

                                 ARTICLE ELEVEN

                                    CONTRACTS

         No contract or other transaction between the corporation and any other corporation shall be affected by the fact that any director of the corporation is interested in, or is a director or officer of, such other corporation, and any director, individually or jointly, may be a party to, or may be interested in, any contract or transaction of the corporation or in which the corporation is interested; and no contract or other transaction of the corporation with any person, firm or corporation shall be affected by the fact that any director of the corporation is a party in any way connected with such person, firm or corporation, and every person who may become a director of the corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm, association, or corporation in which he may be in any way interested.

                                 ARTICLE TWELVE

                           ADDITIONAL CORPORATE POWERS

         In furtherance and not in limitation of the general powers conferred by the laws of the State of Florida and of the purposes and objects hereinabove stated, the corporation shall have all the following powers:

         A. To enter into, or become a partner in, any arrangement for sharing profits, union of


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interest or corporation, joint venture, or otherwise, with any person, firm or corporation for the purpose of carrying on any business which the corporation has the direct or incidental authority to pursue.

         B. At its option, to purchase and acquire any or all of its stock owned and held by any such stockholder as should desire to sell, transfer or otherwise dispose of his stock in accordance with the bylaws adopted by the stockholders of the corporation setting forth the terms and conditions of such purchase; provided, however, the capital of the corporation is not impaired.

         C. At its option, to purchase and acquire the stock owned and held by any stockholder who dies, in accordance with the bylaws adopted by the stockholders of the corporation setting forth the terms and conditions of such purchase; provided, however, the capital of the corporation is not impaired.

         D. To enter into, for the benefit of its employees, one or more of the following: (i) a pension plan, (ii) a profit sharing plan, (iii) a stock bonus plan, (iv) a thrift and savings plan, (v) a restricted stock option plan, (vi) other retirement or incentive compensation plans.

                                ARTICLE THIRTEEN

                                    AMENDMENT

         These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the board of directors, proposed by them to the stockholders, and approved at a stockholders meeting by a majority of the stock entitled to vote thereon, unless all the directors and all the stockholders sign a written statement manifesting their intention that a certain amendment of these Articles of Incorporation be made.

                                ARTICLE FOURTEEN

                               ADOPTION OF BYLAWS

         The power to alter, amend, or repeal the bylaws or to adopt new bylaws shall be vested in the board of directors; provided, however, that any bylaws or amendment thereto as adopted by the board of directors may be altered, amended or repealed by a vote of the shareholders entitled to vote for the election of directors, or a new bylaw in lieu thereof may be adopted by vote of such shareholders.

                                 ARTICLE FIFTEEN

                         BYLAWS AND CORPORATE MANAGEMENT

         The corporation may in its bylaws make any other provision of requirements for the management or conduct of the business of the corporation, provided the same is not inconsistent with the provisions of this certificate, or contrary to the laws of Florida or of the United States.

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         IN WITNESS WHEREOF, the undersigned subscriber has executed these
Articles of Incorporation this 16th day of July, 1980.

                                                    /s/ Neil J. Principe
                                                  ----------------------------
                                                     Neil J. Principe, M.D.

STATE OF FLORIDA

COUNTY OF DADE

         The foregoing instrument was acknowledged before me this 16th day of July, 1980, by Neil J. Principe, M.D.

                                                    /s/ Marcia Anderson
                                                  ----------------------------
                                                     Notary Public

                                                     My commission expires:

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                              ARTICLES OF AMENDMENT

                                       OF

                  MEDICAL TREATMENT CENTER OF ORANGE PARK, INC.

         1. Article One of the Articles of Incorporation of Medical Treatment Center of Orange Park, Inc. shall be amended to read:

                                ARTICLE ONE NAME

                     The name of the corporation is Medical
                     Treatment Center of Jacksonville, Inc.

         2. This amendment was adopted by the director of the corporation on September 11, 1980, before the issuance of any shares of the corporation.

         IN WITNESS WHEREOF, the undersigned director of this corporation has executed these Articles of Amendment on September 17, 1980.

                                                 /s/ Neil J. Principe
                                                 ---------------------------
                                                 NEIL J. PRINCIPE, M.D.

STATE OF FLORIDA

COUNTY OF BROWARD

         The foregoing amendment was acknowledged before me this September 17, 1980, by Neil J. Principe, M.D.

                                                 /s/ Sheila
                                                 ---------------------------
                                                 Notary Public

                                                 My commission expires:
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                              ARTICLES OF AMENDMENT

                                       TO

                 MEDICAL TREATMENT CENTER OF JACKSONVILLE, INC.

1. Article One of the Articles of Incorporation of Medical Treatment Center of Jacksonville, Inc. is hereby amended to read:

                            ARTICLE ONE       NAME

         The name of the corporation is Suburban Hospital Anesthesia, Inc.

2. The foregoing amendment was adopted by the stockholders of the corporation on June 29, 1987.

         IN WITNESS WHEREOF, the undersigned president and secretary of this corporation have executed these articles of amendment on June 29, 1987.

                                               /s/ J. Clifford Findeiss
                                               ----------------------------
                                               J. CLIFFORD FINDEISS, M.D.
                                               President

                                               /s/ George W. McCleary
                                               -----------------------------
                                               GEORGE W. McCLEARY, JR.
                                               Assistant Secretary

STATE OF FLORIDA

COUNTY OF BROWARD

         The foregoing articles of amendment were acknowledged before me on June 29, 1987, by J. Clifford Findeiss, M.D., as president, and George W. McCleary, Jr., as assistant secretary, of Medical Treatment Center of Jacksonville, Inc. on behalf of the corporation.
                                               /s/ Mary Ann
                                               ----------------------------
                                               Notary Public
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                              ARTICLES OF AMENDMENT

                                       TO

                       SUBURBAN HOSPITAL ANESTHESIA, INC.

1. Article One of the Articles of Incorporation of Suburban Hospital Anesthesia, Inc. is hereby amended to read:

                                   ARTICLE ONE

                                      NAME

         The name of the corporation is Anesthesiology Group of Bethesda, Inc.

2. The foregoing amendment was adopted by the stockholders of the corporation on August 20, 1987.

         IN WITNESS WHEREOF, the undersigned president and secretary of this corporation have executed these Articles of Amendment on August 20, 1987.

                                              /s/ J. Clifford Findeiss
                                              ----------------------------
                                              J. CLIFFORD FINDEISS, M.D.
                                              President

                                              /s/ George W. McCleary
                                              -----------------------------
                                              GEORGE W. McCLEARY, JR.
                                              Assistant Secretary

STATE OF FLORIDA

COUNTY OF BROWARD

         The foregoing Articles of Amendment were acknowledged before me on August 20, 1987, by J. Clifford Findeiss, M.D., as president, and George W. McCleary, Jr., as assistant secretary, of Suburban Hospital Anesthesia, Inc. on behalf of the corporation.

                                                /s/ Mary Ann
                                                ----------------------------
                                                Notary Public
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                            CERTIFICATE OF AMENDMENT
                       OF CERTIFICATE OF INCORPORATION OF
                     ANESTHESIOLOGY GROUP OF BETHESDA, INC.

         We, the undersigned President and Secretary of ANESTHESIOLOGY GROUP OF BETHESDA, INC., a corporation organized under the laws of the State of Florida and located in the County of Broward, in such State, hereby certify:

         1. The name of the Corporation is ANESTHESIOLOGY GROUP OF BETHESDA,
INC.

         2. The Certificate of Incorporation is amended by the following resolution adopted by the Stockholders on September 19, 1994;

         RESOLVED, that the Officers of the Corporation be, and they hereby are, authorized to take the necessary measures to amend the Corporation's Certificate of Incorporation by changing the name of the Corporation from Anesthesiology Group of Bethesda, Inc. to Paragon Anesthesia, Inc. to be effective as of the 1st day of October, 1994.

         The Certificate of Incorporation is hereby amended so that the FIRST
Article is eliminated, and the following substituted for said FIRST Article:

         FIRST:   The name of the corporation is:
                  PARAGON ANESTHESIA, INC.

         Signed and dated at Fort Lauderdale, Florida this 20th day of September, 1994.

                                   Anesthesiology Group of Bethesda, Inc.

                                   BY:      /s/ J. Clifford Findeiss
                                            -----------------------------
                                            J. Clifford Findeiss,
                                            President

                                   ATTEST: /s/ Neesa K. Warlen
                                           ---------------------------
                                           Neesa K. Warlen,
                                           Assistant Secretary
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STATE OF FLORIDA

                       SS:

COUNTY OF BROWARD

         I HEREBY CERTIFY that on this 20th day of September, 1994, personally appeared before me, the undersigned authority, J. Clifford Findeiss and Neesa K. Warlen, to me well known to be the President and Assistant Secretary, respectively, of Anesthesiology Group of Bethesda, Inc., who acknowledged before me that they executed said Certificate of Amendment of Certificate of Incorporation as their free and voluntary act and deed for the uses and purposes therein set forth and expressed, and who are personally known to me.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the 20th day of September, 1994 at Ft. Lauderdale, Florida.

                                             /s/ Kathleen Y. Drago
                                             -----------------------------
                                             Notary Public, State of Florida

My Commission Expires: My Commission Expires 12/


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